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            (Robinson, Bradshaw & Hinson, P.A. Letterhead appears here)





                                  September 21, 1995




          Culp, Inc.
          101 South Main Street
          High Point, North Carolina  27261-2686

          Attn:  Mr. Robert G. Culp, III

               Re:  Performance-Based Option Plan/Registration
                    Statement on Form S-8

          Ladies and Gentlemen:

               We have served as counsel to Culp, Inc. (the "Company") in connection with the preparation by the Company of a registration statement on Form S-8 (the "Registration Statement") for filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the offer and sale of up to 128,000 shares of the Company's common stock, par value $.05 (the "Shares"), to be issued pursuant to the Company's Performance-Based Option Plan (the "Option Plan").


               We have examined the Company's Amended Articles of Incorporation filed with the Office of the Secretary of State of the State of North Carolina on December 27, 1994 and the bylaws of the Company (collectively, the "Charter and Bylaws"), records of corporate proceedings relating to the authorization, issuance and sale of the Shares, and such other documents and records as we have deemed necessary in order to enable us to furnish this opinion.

               Based upon the foregoing, and subject to the conditions set forth below, we are of the opinion that the Shares, when issued and sold by the Company pursuant to the terms and conditions of the Option Plan, will be legally issued, fully paid and non-assessable, and will represent validly authorized and outstanding shares of the common stock of the Company.

               We have assumed that the Company and those employees qualifying for purchases of Shares under the Option Plan will have complied with the relevant requirements of the Option Plan and that all prescribed filings with regulatory authorities, including any


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          Culp, Inc.
          September 21, 1995
          Page 2
          _________________________


          stock exchanges having jurisdiction, will be effected in accordance with their respective requirements and that the approvals of such regulatory authorities, including any stock exchanges having jurisdiction, will have been granted prior to the issuance of any of the Shares.

               The opinions expressed herein are contingent upon the Registration Statement, as amended, becoming effective under the Securities Act of 1933 and the Charter and Bylaws not being amended prior to the issuance of the Shares.

               We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

               This opinion is limited to the laws of the State of North Carolina, and we express no opinion herein as to matters governed by any other laws.

                                        Sincerely,

                                        ROBINSON, BRADSHAW & HINSON, P.A.

                                        /s/ Benjamin W. Baldwin

                                        Benjamin W. Baldwin

          BWB/rab